Exhibit 99.1

FOR IMMEDIATE RELEASE	JUNE 26, 2006

MAIR HOLDINGS, INC. REPORTS FISCAL 2006 FOURTH QUARTER
AND YEAR-END RESULTS

Minneapolis/St. Paul — (June 26, 2006) — MAIR Holdings, Inc. (the “Company”) (NASDAQ: MAIR) today reported a net loss of $54.1 million, or $2.63 per diluted share, for the fiscal 2006 fourth quarter ended March 31, 2006 compared to a net loss of $1.7 million, or $0.08 per share, during the same quarter a year ago.

The Company’s $54.1 million net loss in the fourth quarter of fiscal 2006 was primarily the result of a $45.6 million net loss at the Company’s subsidiary, Mesaba Aviation, Inc. (“Mesaba”). Mesaba’s losses were driven by:

•                  $20.2 million of reorganization items, mostly due to additional unsecured creditors’ claims filed in the quarter;

•                  $19.6 million in income tax expense due to recording a full valuation allowance on Mesaba’s net deferred tax assets; and

•                  $6.2 million in operating losses as Mesaba reduced its flying by 12 fewer Avros and 11 fewer Saabs in the fourth quarter year-over-year.

The Company also recorded an $8.9 million impairment charge in the fourth quarter to write off its remaining equity investment in Mesaba.

For the fiscal year ended March 31, 2006, the Company reported a net loss of $82.8 million, compared to net income of $7.4 million in fiscal 2005. On a per-share basis, the fiscal 2006 results equal a net loss of $4.02 per diluted share compared with net income of $0.35 per diluted share in fiscal 2005.

“Fiscal 2006 financial results were very disappointing,” said Paul F. Foley, MAIR’s president and chief executive officer. “Northwest Airlines’ decision to withhold approximately $30 million in regularly scheduled payments to Mesaba, its  bankruptcy filing in September 2005, and its subsequent decision to reduce Mesaba’s fleet by more than 50% led to Mesaba’s own bankruptcy in October 2005 and to the Company incurring substantial financial losses in fiscal 2006. In fiscal 2007, we will explore growth opportunities, including acquisitions to diversify both within and outside the airline industry.”

The Company’s $82.8 million net loss in fiscal 2006 was primarily the result of a $70.7 million net loss at Mesaba. Mesaba’s losses were due to the $45.6 million fourth fiscal quarter loss described above and a $29.1 million reserve for the unsecured prepetition receivables due from Northwest to Mesaba for services provided by Mesaba prior to the date on which Northwest filed its bankruptcy petition (net of certain offsetting liabilities). In addition, the Company recorded the following charges in fiscal 2006:

•                  a $4.8 million charge for MAIR’s guaranty related to the Cincinnati hangar that Mesaba vacated in October 2005;

•                  an $8.9 million charge to write off MAIR’s remaining equity investment in Mesaba; and

•                  a $2.5 million goodwill impairment charge associated with Big Sky Transportation Co., the Company’s  subsidiary.

As previously disclosed, Mesaba filed for Chapter 11 bankruptcy on October 13, 2005, and MAIR deconsolidated Mesaba’s financial results effective the date of its bankruptcy. As a result, Mesaba’s assets and liabilities have been removed from the Company’s condensed consolidated balance sheet at March 31, 2006 and replaced with MAIR’s investment in Mesaba. Because MAIR owns all of the common stock of Mesaba, this change did not affect the amount of net loss MAIR recorded resulting from Mesaba’s operations in any current or prior period, but did result in Mesaba’s net loss from the date of the bankruptcy forward being presented as “Equity in loss of Mesaba Aviation, Inc.” rather than its results being included in each individual income statement line item, as was the case for periods prior to October 13, 2005.

QUARTERLY CONFERENCE CALL

MAIR Holdings will conduct a live webcast to discuss its fourth quarter and fiscal 2006 results today, June 26th, at 10:00 A.M. (central time). The webcast will be available through the MAIR Holdings web site at www.mairholdings.com under the “Investor” link.

ABOUT THE COMPANY

MAIR Holdings’ primary business units are its regional airline subsidiary Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary Big Sky Transportation Co., d/b/a Big Sky Airlines. MAIR Holdings, Inc. is traded under the symbol MAIR on the NASDAQ National Market. More information about MAIR Holdings is available on the Internet at www.mairholdings.com.

Mesaba operates as a Northwest Jet Airlink and Airlink partner under an airline service agreement with Northwest Airlines. The airline serves 99 cities in the United States and Canada from Northwest’s and Mesaba’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis. Mesaba operates an advanced fleet of regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85, the 30-34 passenger Saab SF340 and the 50 passenger Canadair Regional Jet. Mesaba filed for Chapter 11 bankruptcy protection on October 13, 2005 and continues to operate as a debtor-in-possession. Mesaba maintains a web site at www.mesaba.com.

Big Sky currently serves 20 communities in Montana, Colorado, Idaho, Oregon, Washington and Wyoming with a fleet of 19 passenger Beechcraft 1900D aircraft. Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines, Horizon Air and America West Airlines which allows customers the convenience of traveling with one ticket, through baggage checking and economical through fares, to destinations throughout the world. Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation. Big Sky maintains a web site at www.bigskyair.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual developments will be those anticipated by MAIR Holdings, Inc. Actual results could differ materially from those projected because of a number of factors, some of which MAIR Holdings, Inc. cannot predict or control. For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors’ in the company’s Form 10-Q for the quarter ended December 31, 2005.

Note to Editors: Summary financial and operating information follows.

###

Media Contact:	Jon Austin - 612-573-3157
Investor Contact:	Bob Weil - 612-333-0021

MAIR Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	Quarter Ended			Year Ended
	March 31			March 31
		Restated	Favorable		Restated	Favorable
	2006 (1)	2005 (2)	(Unfavorable)	2006 (1)	2005 (2)	(Unfavorable)
Operating revenues
Passenger	$3,229	$99,005		$228,920	$400,398
Freight and other	2,214	11,859		27,359	42,212
Total revenues	5,443	110,864	-95.1%	256,279	442,610	-42.1%
Operating expenses
Wages and benefits	2,561	39,207		88,666	148,652
Aircraft fuel	1,285	1,493		4,826	2,471
Aircraft maintenance	962	20,572		49,940	84,276
Aircraft rents	426	25,762		56,251	102,478
Landing fees	97	1,639		5,781	10,208
Insurance and taxes	678	1,276		5,368	7,383
Depreciation and amortization	207	3,392		8,127	14,634
Administrative and other	4,789	20,756		49,818	63,869
Impairment and other charges	8,935	—		50,203	—
Total operating expenses	19,940	114,097	82.5%	318,980	433,971	26.5%

Operating (loss) income	(14,497)	(3,233)	-348.4%	(62,701)	8,639	NM

Non operating income (expense)
Equity in loss of Mesaba Aviation, Inc.	(39,618)	—		(39,953)	—
Other nonoperating income, net	1,413	618		5,964	2,320
Income (loss) before income taxes	(52,702)	(2,615)	NM	(96,690)	10,959	NM

Provision (benefit) for income taxes	1,385	(877)		(13,842)	3,604
Net (loss) income	$(54,087)	$(1,738)	NM	$(82,848)	$7,355	NM

(Loss) earnings per common share - basic	$(2.63)	$(0.08)		$(4.02)	$0.36
(Loss) earnings per common share - diluted	$(2.63)	$(0.08)		$(4.02)	$0.35

Weighted average shares - basic	20,592	20,574		20,584	20,505
Weighted average shares - diluted	20,592	20,574		20,584	21,050

MAIR Holdings, Inc

Condensed Consolidated Balance Sheets

(unaudited - in thousands)

	March 31	March 31
	2006 (1)	2005
Assets
Cash and cash equivalents	$47,135	$57,968
Short term investments	44,117	69,669
Other current assets	7,184	59,910
Net property and equipment	1,423	38,421
Long term investments	19,484	43,240
Other assets, net	2,599	11,746
Total assets	$121,942	$280,954

Liabilities and Shareholders’ Equity
Current liabilities	$12,571	$82,206
Other liabilities and deferred credits	772	6,069
Shareholders’ equity	108,599	192,679
Total liabilities and shareholders’ equity	$121,942	$280,954

(1) Fiscal 2006 amounts reflect the deconsolidation of Mesaba’s financial results effective October 13, 2005

(2) Fiscal 2005 amounts have been restated to reflect corrections related to the presentation of certain reimbursable pass-through costs at Mesaba, primarily fuel.

Mesaba Aviation, Inc.

Condensed Statements of Operations

(unaudited - in thousands)

	Quarter Ended			Year Ended
	March 31			March 31
		Restated	Favorable		Restated	Favorable
	2006	2005 (1)	(Unfavorable)	2006	2005 (1)	(Unfavorable)
Operating revenues
Passenger	$77,334	$97,176		$373,031	$392,808
Freight and other	8,885	9,890		35,783	34,725
Total revenues	86,219	107,066	-19.5%	408,814	427,533	-4.4%
Operating expenses
Wages and benefits	33,750	37,151		145,495	140,871
Aircraft maintenance	19,442	20,033		83,368	81,860
Aircraft rents	19,618	25,298		92,948	100,502
Landing fees	1,990	2,473		9,333	9,959
Insurance and taxes	1,419	918		6,346	6,156
Depreciation and amortization	2,671	3,203		12,243	13,844
Administrative and other	14,344	18,372		68,000	59,885
Impairment and other charges	(800)	—		31,206	—
Total operating expenses	92,434	107,448	14.0%	448,939	413,077	-8.7%

Operating (loss) income	(6,215)	(382)	NM	(40,125)	14,456	NM

Non operating income (expense)
Other nonoperating income, net	462	99		1,194	259
(Loss) income before reorganization items and income taxes	(5,753)	(283)	NM	(38,931)	14,715	NM

Reorganization items, net	20,239	—		23,395	—

(Loss) income before income taxes	(25,992)	(283)	NM	(62,326)	14,715	NM

Provision (benefit) for income taxes	19,598	154		8,408	6,611
Net (loss) income	$(45,590)	$(437)	NM	$(70,734)	$8,104	NM

(1) Fiscal 2005 amounts have been restated to reflect corrections related to the presentation of certain reimbursable pass-through costs at Mesaba, primarily fuel.

Mesaba Avaiation, Inc.

Condensed Balance Sheets

(unaudited - in thousands)

	March 31	March 31
	2006	2005
Assets
Cash and cash equivalents	$20,718	$20,357
Short term investments	3,262	—
Other current assets	54,304	55,569
Net property and equipment	32,532	36,585
Long term investments	6,761	3,615
Other assets, net	864	4,751
Total assets	$118,441	$120,877

Liabilities and Shareholders’ Equity
Current liabilities	$52,984	$73,580
Other liabilities and deferred credits	2,547	5,367
Liabilities subject to compromise	59,973	—
Shareholders’ equity	2,937	41,930
Total liabilities and shareholders’ equity	$118,441	$120,877

MAIR Holdings, Inc

Selected Operating Statistics By Operating Entity

(unaudited)

	Quarter Ended				Year Ended
	March 31				March 31
			Favorable				Favorable
	2006	2005	(Unfavor)		2006	2005	(Unfavor)

Mesaba Aviation, Inc.
Passengers	1,081,626	1,333,510	-18.9%		5,452,424	5,623,731	-3.0%
ASMs (000’s)	558,889	756,681	-26.1%		2,755,577	3,064,167	-10.1%
RPMs (000’s)	371,130	475,422	-21.9%		1,861,110	2,003,910	-7.1%
Load Factor	66.4%	62.8%	3.6	pts	67.5%	65.4%	2.1	pts
Departures	42,232	50,684	-16.7%		198,035	207,067	-4.4%
Revenue per ASM (cents)	15.4	14.1	9.2%		14.8	14.0	5.7%
Cost per ASM (cents)	16.5	14.2	-16.2%		16.3	13.5	-20.7%
Cost per ASM (cents)	16.7	14.2	-17.6%		15.2	13.5	-12.6%
excluding impairment and other charges

Big Sky Transportation Co.
Passengers	27,998	19,743	41.8%		113,525	85,455	32.8%
ASMs (000’s)	20,652	13,843	49.2%		77,786	59,284	31.2%
RPMs (000’s)	7,821	4,974	57.2%		32,193	21,630	48.8%
Load Factor	37.9%	35.9%	2.0	pts	41.4%	36.5%	4.9	pts
Departures	5,645	4,495	25.6%		21,615	19,423	11.3%
Revenue per ASM (cents)	26.4	27.4	-3.6%		26.3	25.4	3.5%
Cost per ASM (cents)	36.8	46.0	20.0%		36.3	33.7	-7.7%
Cost per ASM (cents)	36.5	46.0	20.7%		33.1	33.7	1.8%
excluding impairment and other charges